EXHIBIT 32.2
CERTIFICATION
Pursuant to 18 U.S.C Section 1350 as Adopted Pursuant to Section 906
Of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Rand Capital SBIC, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the Form10-Q) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 4, 2009

/s/ Allen F. Grum
Allen F. Grum, President of Rand Capital
SBIC, Inc. Chief Executive Officer of Rand Capital SBIC, Inc.

Dated: November 4, 2009

/s/ Daniel P. Penberthy
Daniel P. Penberthy, Treasurer of Rand
Capital SBIC, Inc. Chief Financial Officer of Rand Capital SBIC, Inc.